Exhibit 99.1

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
DW - Q4 2013 Drew Industries Incorporated Earnings Conference Call

EVENT DATE/TIME: FEBRUARY 13, 2014 / 04:00PM GMT

FEBRUARY 13, 2014 / 04:00PM GMT, DW - Q4 2013 Drew Industries Incorporated Earnings Conference Call

CORPORATE PARTICIPANTS

Renee Ketels Lambert, Edwards - IR

Jason Lippert Drew Industries Incorporated - CEO and Director

Joe Giordano Drew Industries Incorporated - CFO and Treasurer

Scott Mereness Drew Industries Incorporated - President

CONFERENCE CALL PARTICIPANTS

Scott Stember Sidoti & Company - Analyst

Daniel Moore CJS Securities - Analyst

Wenjun Xu Thompson Research Group - Analyst

Kevin Leary Spitfire Capital - Analyst

Alvin Concepcion Citigroup - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the fourth-quarter 2013 Drew Industries Incorporated earnings conference call. My name is Katina, and I will be your coordinator for today. At this time, all participants are in a listen-only mode. Later, we will facilitate a question-and-answer session. (Operator Instructions) As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today's call, Ms. Renee Ketels of Lambert, Edwards. Please proceed.

Renee Ketels - Lambert, Edwards - IR

Thank you. Good morning, everyone, and welcome to Drew Industries' 2013 fourth-quarter and year-end conference call. I am Renee Kettles with Lambert, Edwards, Drew's investor relations firm. And I am joined on the call today by members Drew's management team, including Leigh Abrams, Chairman of the Board of Drew; Jason Lippert, CEO and Director of Drew; Scott Mereness, President of Drew; and Joe Giordano, CFO and Treasurer of Drew.

Management will be discussing fourth-quarter and year-end results in just a moment. But first they have asked me to inform you that certain statements made at today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws and involve a number of risks and uncertainties. As a result, the Company cautions you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statement. These factors are discussed in the Company's earnings release and its annual report on Form 10-K and in its other filings with the SEC. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

With that, I would like to turn the call over to Jason Lippert. Jason?

Jason Lippert - Drew Industries Incorporated - CEO and Director

Thanks, Renee. And thank you all for joining us today. I want to start out by once again thanking our outstanding employees. It is because of their hard work and dedication to our Company and products that our net sales and our market share capitalization exceeded the $1 billion mark in 2013. These are very significant milestones for our Company and, together, we look forward to reaching many more.

FEBRUARY 13, 2014 / 04:00PM GMT, DW - Q4 2013 Drew Industries Incorporated Earnings Conference Call

2013 was a terrific year for the RV industry and for our Company. During 2013, RV retail sales grew an estimated 14%, while RV industry-wide production experienced growth of 12%. The RV Industry Association is projecting that RV sales will continue to grow throughout 2014.

In particular, the improvement in 2013 for motorhome sales was a highlight for the industry, both wholesale and retail activity up more than 30%. Motorhome components remain a significant opportunity for us to grow our RV market share. We have devoted significant resources over the last few years to develop more products and reach more of our potential customers in the motorhome sector, and we expect to see the benefits of these efforts in the coming quarters. In fact, one of our largest motorhome customers just added our new RV remote control to many of their floor plans, a first for the motorhomes.

Further industry reports indicate that the RV dealer inventory levels and ordering patterns appear to be in line with retail demand. Many of the RV OEMs have or are planning to increase production capacity to meet projected industrywide growth in 2014. If the economy continues to grow without significant disruption, the RV industry and Drew both appear well-positioned for the next couple of years.

January 2014 got off to a slower start than expected due to the weather conditions in Northern Indiana. As a result, many of our customers are working weekends to make up for lost production days in January. We do not, however, expect the additional hours and related overtime to have a significant impact on Q1 2014 results. February 2014 orders are tracking significantly ahead of the prior year, and we currently expect that our net sales for the first two months of 2014 will be ahead of the same period last year.

As we look forward at 2014, we are optimistic about opportunities for further growth. The RV industry is continually evolving and changing, and so are products we offer. We continue to invest significantly in research and development, with a dedicated R&D staff of more than 35 people. Not only does this group look to develop new products that enhance the RV experience, but we continually look for ways to improve our existing products. We will continue to strive to maintain our reputation as the industry leader in product innovation and invest in new technology to drive more business.

We also recognize that, as an important supplier to the RV industry, it is imperative for us to maintain top-notch customer service, especially during times of significant growth. In anticipation of continued growth, we have bolstered both operating and administrative staffs within our customer service center, which is our direct point of contact with dealers and retail customers.

With our customer support staff of 75 people, our goal is to provide outstanding service to our RV OEM customers and to their customers, the dealers in retail.

As mentioned on our last quarterly call, we hired a new Director of International Business Development, who is spending time in China, Australia, and Europe assessing the dynamics of the local marketplaces, building relationships with OEMs, and helping us introduce our existing products, and to develop products for those markets. We see significant opportunities for us to increase our sales of our products abroad.

As I've said before, people are our passion, and I am very proud to work with our talented family of managers and employees, as well as the great customers we are privileged to serve. Our success is based on our strong and lasting relationships with these people who are so key to our business. We remain confident that these priorities will yield substantial long-term benefits.

Now, I will ask Joe to provide a few additional comments on our financial results, and then we'll take some questions.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Thank you, Jason. In 2013, our net sales grew by over $100 million, making 2013 the fourth year in a row of consolidated net sales growth of more than $100 million. Our net sales to producers of towable and motorhome RVs grew 13% in 2013. And with respect to this growth, there are a few key product lines I would like to point out.

In 2012, we introduced our new RV Awning product line, with a market potential of approximately $100 million dollars for OEMs and an estimated $75 million of aftermarket potential. Our awning sales for 2013 were $13 million. But, at the end of 2013, just our second year of producing and selling awnings, our sales reached an annual run rate of approximately $25 million, capturing approximately 25% of the OEM market for awnings. Additional market share growth in awnings for both OEMs and the aftermarket is expected in 2014.

Another area of growth over the past several years has been leveling systems. A consistent factor in our growth has been our ability to anticipate and respond to the constant demand for new features by the RV consumer. Leveling systems for RVs is just such an example. As consumers look for ways to make their RV experience easier and more enjoyable, we have seen a substantial increase in demand for easier leveling systems for RVs. As a result, our 2013 sales of leveling products, including our patented Level Up system, were $50 million, compared to $35 million in 2012 and less than $10 million back in 2010.

FEBRUARY 13, 2014 / 04:00PM GMT, DW - Q4 2013 Drew Industries Incorporated Earnings Conference Call

Finally, I want to point out the significant growth we have experienced in our furniture and mattress product lines, with sales exceeding $100 million for 2013, compared to less than $80 million in 2012, or a growth rate of 25%. And when I look back a little further, our furniture and mattress sales have grown from $30 million in 2009 to $100 million in 2013, or growth of 230%. And when I compare that to the same increase in travel trailer and fifth-wheel RV production, which was 94% over that same period, our furniture lines have grown significantly faster than the underlying industries.

This portion of our business has grown faster than we expected over the past several years and has reached capacity at our existing facilities. And as such, in January 2014, we entered into a 10-year lease for a 350,000 square foot facility for all of our furniture and mattress operations. We currently plan to relocate our furniture and mattress operations to this new location during the first half of 2014. We do not anticipate the cost from this relocation -- or if there is any disruption, which we don't expect there to be, we don't expect there to be significant financial impact of the relocation or moving.

As we continue throughout 2014, we will be very diligent in adding resources to meet capacity requirements. And we will also look to optimize operating efficiencies through continued automation and process improvements, as well as leveraging the G&A structure we put into place over the last few years. Due in large part to the efficiency improvements we implemented over the past couple of years, our gross margin in the fourth quarter of 2013 was 21.3%, compared to 17.9% in the fourth quarter of 2012. And for the full year of 2013, despite some lingering inefficiencies and relocation costs during the first half of 2013, our gross margin was 21%, compared to 18.7% for the full year of 2012.

The impact of many of the production improvement initiatives we started back in 2012 and early 2013 are nearly fully realized. However, there are new initiatives underway, including the use of lean manufacturing at additional facilities, and we expect that there will be further new initiatives in the coming quarters.

Despite SG&A -- sorry -- SG&A as a percentage of sales increased from 13.3% in the 2013 third quarter to 14.1% in the 2013 fourth quarter, and also as compared to 13.8% in the fourth quarter of 2012. Again, all those numbers are in the press release, so you don't have to get hung up in it. The increase in Q4 2013 as compared to Q4 2012 was primarily because of the addition of fixed costs to meet the increased sales, while the increase in Q4 2013 as compared to Q3 2013 was primarily because of the impact of spreading those fixed costs over a seasonally smaller sales space.

At December 31, our balance sheet remained strong, with a cash balance of $66 million prior to paying the $2.00 per share dividend in early January of 2014 of $47 million. We have no debt and substantial unused lines of credit. And our top priority for cash remains the same -- making attractive investments, which we expect will produce above-average returns. And, as I noted, this special dividend was declared in 2013 and paid in early 2014. And as such, we have recorded the dividend payable of $47 million as a current liability at December 31, which will have an impact on certain financial ratios such as working capital.

This most recent dividend followed special dividends of $45 million in 2012 and $33 million in 2010. Cumulatively, we have returned over $120 million, or $5.50 per share, to stockholders in the past three years. These dividends were paid during a period when we also made significant investments in our future through capacity expansion, productivity initiatives, and acquisitions; and this demonstrates our strong cash flow and our commitment to optimizing long-term shareholder returns.

Our ability to generate these strong cash flows and thus return cash to our stockholders has come from profits as well as controlling the net assets used in our business. One area where our operating teams have done an outstanding job of asset management is inventories. During 2013, our inventory levels increased only $4 million, compared to a $114 million sales increase. And our inventory turnover continued to increase in 2013, finishing the year at 7.9 turns.

To meet our current and projected capacity needs, as well as improve operating efficiencies, our capital expenditures for 2013 were $33 million. And we estimate our maintenance capital expenditures for 2014 will approximate $15 million to $20 million, consistent with our long-term average of maintenance capital expenditures of approximately 1.5% to 2% of revenues. Further, based on our current growth expectations, we estimate that our growth-related CapEx for 2014 will be approximately $12 million to $16 million. And we expect 2014 depreciation and amortization will be approximately $27 million to $29 million.

Thank you for your time. This is the end of our prepared remarks. Katina, we are ready to take questions.

QUESTION AND ANSWER

Operator

FEBRUARY 13, 2014 / 04:00PM GMT, DW - Q4 2013 Drew Industries Incorporated Earnings Conference Call

(Operator Instructions) Scott Stember, Sidoti & Company.

 Scott Stember - Sidoti & Company - Analyst

Could you maybe touch on some of these new initiatives, Joe, that you referred to beyond the lean opportunities? Just give us a little flavor for that?

Jason Lippert - Drew Industries Incorporated - CEO and Director

What specifically, Scott? Why don't you start wherever you want?

Scott Stember - Sidoti & Company - Analyst

What's that? I'm sorry?

Jason Lippert - Drew Industries Incorporated - CEO and Director

I said what specific initiatives? We'll just start wherever you want.

Scott Stember - Sidoti & Company - Analyst

Oh, yes. No, I mean, Joe had pretty much said that a lot of the stuff that you did last year is fully represented in the numbers, and now there's the lean opportunity. But it seems there is -- you alluded to the fact that there are some additional opportunities beyond that. I was just trying to figure out what that was.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Well, I mean, I think lean, Scott, to your point, is a very big initiative. When we started lean, we started out at one facility and it grew to two or three. And, as you know, we have 31 facilities; so there are a handful of facilities that are really undergoing lean today. So the opportunity to roll it out to two dozen more is a very big initiative.

Beyond lean, we are continually looking at other ways to improve efficiencies, whether it is how a production line is laid out to where it is in the facility to how we are shipping and how we our packaging our shipping. There are dozens of those type of initiatives that are continually underway and continually being looked at. So I think lean is by far the biggest one of a general concept, but we are continuing to look at, again, facilities -- with the furniture operation, for example, relocating gives us a blank slate. It gives us a blank piece of paper and 350,000 square feet to take our operations and not only have the capacity to produce but lay out the facility based on what we have learned in the last five or six years of owning a furniture operation. So I would expect there to be some nice efficiency improvements there in terms of labor, scrap, et cetera.

Scott Stember - Sidoti & Company - Analyst

Gotcha.

Jason Lippert - Drew Industries Incorporated - CEO and Director

Scott, to add to that now that I know you are talking about manufacturing efficiencies and what we are doing beyond lean and automation, I would just add that this is something we've done forever. As our businesses continued to grow over the years, we have had consolidation opportunities combining many small plants into larger plants and gaining efficiencies there, and combining management teams and all the synergies that can come along with growth and the acquisitions. So that's something we're doing all the time. And I think one of the reasons we have been able to be so competitive in our industry over the years is just being able to continually find ways to be more efficient even in the midst of high growth.

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Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

I think we should give another example, Scott, just because I know we all like examples -- would be when I think about axles and how we have grown in our axle product line over the last couple of years. And we look at that and we say, we are a pretty much Indiana-centric basis. But there are markets outside of Indiana -- Texas and the West Coast -- where we start setting up some lines there to really help grow our share out there as well as grow it here in Indiana. But there's big markets outside of Indiana where we can make some modest investments and really grow efficiencies to cut down on freight and deliver a great product at the right price.

Scott Stember - Sidoti & Company - Analyst

That's perfect. Thanks. Next question, just related to the new remote system that you are rolling out to a motorized customer. Can you maybe just talk about the motorized opportunities in general? Maybe talk about awnings. I know that that's been done very well on the towable side, but maybe talk about how some of the other products are more motorhome-specific and then maybe just talk about the remote opportunity as well.

Jason Lippert - Drew Industries Incorporated - CEO and Director

Yes, I'll make a couple of comments there. The big strength on the motorhome side is just the momentum of the retail and wholesale right now. With numbers north of 30% there, it offers a pretty attractive opportunity, whether we are growing in that segment -- and growing into that segment or whether we are just trying to maintain market share. So that's a real highlight of what's going on. But we've got a lot of crossover products from towables with respect to some of the metal and steel stamping work and chassis stretching; the motorhome side -- the windows, the doors, the awnings. Some of those components change a little bit over the -- when you roll from trailers to motorhomes. But for all intensive and purposes, the competencies are the same; it's just changing details. And on all of this what we've tried to do is offer bigger and better advantages to these components as we roll into the motorhome side. Like I had mentioned in my comments initially, the remotes are something we have been doing on the trailer -- travel trailer and fifth-wheel side for probably five or six years. And it's a -- to be able to control all of your components and hardware in a motorhome -- why wouldn't somebody in that price point want it? One of our large customers rolled into that here just last quarter. Once something takes hold in an industry and gets popular, we typically see it roll out to a lot of other customers.

But going back to my previous comment with some of our core products like windows and doors and awnings, we are adding features like speakers to the awnings, frameless windows, remote controls to doors that didn't exist prior to us moving into the motorhome market. So we hope that our products aren't only competitive but offer kind of a refreshed look on stuff that's been around for quite a long time.

Scott Stember - Sidoti & Company - Analyst

Great. And last question on the aftermarket side. Could you just talk about where you are with respect to rolling out some of your new products? And did you roll out any awnings into the aftermarket program yet?

Jason Lippert - Drew Industries Incorporated - CEO and Director

Well, I can tell you that our -- as kind of we stated in the comments on the release -- our aftermarket business continues to grow double digits. It's a lot of time and energy and resources we are spending right now on just digging in deep with customers and developing relationships and developing the trust and the confidence in those customers that are coming back to us that we can do what we say we are going to do. We are working on all sorts of products right now -- a lot of our core products, and then digging into some of our accessory products. But we are starting to move some awnings. We've got distributor and dealer customers all over North America now from Canada to the United States markets. We've got some stuff we are doing overseas that we consider aftermarket. So I think, from an aftermarket standpoint, it's just going to be a lot of resources, a lot of development of the relationships. We've got the product breadth. We can sell all of our products into the aftermarket. And the more we continue to put into the coaches and that the customers demand in their coaches, the more replacement opportunity there is going to be down the road. So I think as we grow, the aftermarket is going to grow anyway; but we can help ourselves by continuing to grow share and introduce new products and things like that.

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Scott Stember - Sidoti & Company - Analyst

That's great. That's all I have. Thank you.

Operator

Daniel Moore, CJS Securities.

Daniel Moore - CJS Securities - Analyst

The press release alluded to some of these capacity expansions potentially having a short-term negative impact on margins. But obviously, Jason, in your prepared remarks you said they would have no financial impact regarding the new manufacturing facility. Can you reconcile those and just help us think about how we should think about the potential market for margin expansion continuing or perhaps a little bit of contraction over the next quarter or two?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Yes. I think, Dan, the comments were that it would not -- we don't expect it to have a significant impact. I mean, when we relocate a facility, it costs money; there's no doubt about that. As you get a new operation -- this new 350,000 square foot facility -- it will cost a little bit; we will spend some money. Probably a couple of million dollars of our CapEx will be for enhancements to that facility.

Scott Mereness - Drew Industries Incorporated - President

By the way, it is only a few miles down the road, so it's not a super complex move, from that standpoint.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Correct. So, again, it will cost something, but we don't expect it to be significant. When we look back in 2012, we relocated and moved numerous facilities during a great period of expansion and growth. A year -- I think we were going through 30% growth in sales and moving stuff around in 2012, that was. We ran into significant costs and even carried over to the beginning of 2013. So we look at that, we do not expect it to be of the same magnitude. That was really the point I think we wanted to get across. It will have some impact, but not of that same magnitude.

Daniel Moore - CJS Securities - Analyst

That's helpful. Appreciate it. Switching gears a little bit, we don't talk as much about manufactured housing. What are you seeing in that market? What caused some of the declines in Q4? And maybe your outlook for fiscal 2014, and just the general overall health or trends that you are seeing there.

Scott Mereness - Drew Industries Incorporated - President

I think our customers are feeling that the manufactured housing industry will continue to grow for 2014. In terms of our products, we are excited about our doors -- entry doors continuing to gain market share. We are looking for the industry to be up this year and our sales to continue to grow.

Daniel Moore - CJS Securities - Analyst

Okay. And then lastly, Jason, you mentioned the international opportunity. What kind of time frame should we think about that potentially moving the needle, and which market or markets do you see the largest opportunity in the short run?

FEBRUARY 13, 2014 / 04:00PM GMT, DW - Q4 2013 Drew Industries Incorporated Earnings Conference Call

Jason Lippert - Drew Industries Incorporated - CEO and Director

The opportunities are in Europe and Australia, to begin with. We are shipping into all three markets now. But, you know, the -- like the aftermarket, it's going to take time to develop the relationships and the trust with those customers, no different than it did with the US business -- RV business that we have and the specialty business. So, you know, it just takes time. That's usually -- I would expect some significant developments over the next few years. We are moving into those markets with slide-outs and some other components that are going to give us a foot in the door. So we are really bullish on it. There are real good opportunities in all these markets; the customers are open to having us as a key supplier. So we are going to dig deep with the relationships over the next few years and see what happens. But the relationships come first and the trust, and then we can get into selling products and growing our book of business with these customers down the road.

Daniel Moore - CJS Securities - Analyst

Very good. That's what I have. Thank you.

Operator

(Operator Instructions) Kathryn Thompson, Thompson Group.

Wenjun Xu - Thompson Research Group - Analyst

This is Wenjun sitting in for Kathryn. I just have a follow-up on the manufactured housing segment. Could you provide some color on the pricing trends that you saw in the quarter?

Scott Mereness - Drew Industries Incorporated - President

On the what trends?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Which trends, Wenjun?

Wenjun Xu - Thompson Research Group - Analyst

Pricing trends.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Are you talking about the industry pricing trends or our pricing trends?

Wenjun Xu - Thompson Research Group - Analyst

Just overall general (multiple speakers) -- yes, selling prices.

Scott Mereness - Drew Industries Incorporated - President

Stable. I would characterize them as stable.

FEBRUARY 13, 2014 / 04:00PM GMT, DW - Q4 2013 Drew Industries Incorporated Earnings Conference Call

Jason Lippert - Drew Industries Incorporated - CEO and Director

And Wenjun, it's a, what, smaller than 10% part of our business right now. So, you know, we track it; but it is stable, like Scott had mentioned.

Wenjun Xu - Thompson Research Group - Analyst

Okay. That's all I have. Thank you.

Operator

Kevin Leary, Spitfire Capital.

Kevin Leary - Spitfire Capital - Analyst

I just wanted to dig in a bit more on the new products. There was an earlier comment about how one of the products had recently gone from $80 million to $100 million in sales. Which new product was that?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

I was referring to our furniture and mattresses, which is not really a new product. We got into that back in 2008, but it continues to have significant growth, and that's why I wanted to mention it here on the call.

Kevin Leary - Spitfire Capital - Analyst

Okay. And so that was the 2012 to 2013; was that [$80 million] to [$100 million]?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Furniture and mattresses went from $80 million in 2012 sales to $100 million dollars in 2013.

Kevin Leary - Spitfire Capital - Analyst

Okay, got it. So my question is, so there is $20 million of growth there. And if I take that and I divide it by the number of total shipments in the year, I get to about $75 of content. And maybe I am not looking at that right, but content growth in the year was about [25] or [26] bucks. Am I looking at that correctly, or are there other categories that are shrinking? Can you help me understand that a bit?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

The one factor that is key in looking at content is the mix in the size of the units and the floor plans of the various units. And that is one of the variables that doesn't come across in just the straight numbers when you look at content. So when you look at our sales and just take the street number of units, there are other variables besides that. So you have an item like furniture and mattresses, which has clearly grown in content, but there are mixed changes in the ultimate marketplace that are difficult to quantify. Even when you look at travel trailers and fifth-wheels -- fifth-wheels as a percent of the total is down a little bit. Fifth-wheels have a higher content as a piece of the puzzle, and then you would have to look at all the various floor plans and items that are in there.

FEBRUARY 13, 2014 / 04:00PM GMT, DW - Q4 2013 Drew Industries Incorporated Earnings Conference Call

Kevin Leary - Spitfire Capital - Analyst

Okay. That's helpful. And just kind of broad strokes -- as you guys look at market opportunities for things like remote controls or awnings or leveling devices or whatever the new market might be, do you ever think about it in terms of what the dollar content is on X product category if you reach target penetration?

Jason Lippert - Drew Industries Incorporated - CEO and Director

I don't think we start out looking at it that way. Certainly when we come out with a product that we feel is right for either the travel trailer, fifth-wheel, or motorhome markets, we are always looking at how significant is the penetration going to be. But going back to the earlier comment about content, the travel trailer is becoming more and more popular over the past few years as more entry-level prices does drive that content number significantly. So it becomes more important for us to look at a lot of the accessory-type products to help build the content back up.

But, yes, we do look at overall penetration. I mean, obviously you've got to hit the right product, you've got to hit the right price, and be competitive; and there's got to be some wow factor to it to get any kind of significant penetration. But it is something that we look at.

Kevin Leary - Spitfire Capital - Analyst

Great. That helps. All right. Good luck on 2014, guys.

Operator

Alvin Concepcion, Citigroup.

Alvin Concepcion - Citigroup - Analyst

Thank you for taking my question. I was just wondering, retail demand looked pretty solid for the fourth quarter. To what extent did weather hurt retail demand towards the end of the quarter?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

In December of 2013?

Alvin Concepcion - Citigroup - Analyst

Yes. I'm just curious.

Jason Lippert - Drew Industries Incorporated - CEO and Director

No impact, really.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Minimal, if any, at the end of 2013. The polar vortexes have been in January 2014. And I know the Northeast, I think where you are, Alvin, is continuing today with another 10 inches of snow or so.

Alvin Concepcion - Citigroup - Analyst

Yes, definitely. (multiple speakers) And I guess on that note, what were the production issues related to weather in January due to margins? Will margins be pressured due to the lumpy production to meet demand? And are you going to need to run double shifts in February that might hurt margins as well?

FEBRUARY 13, 2014 / 04:00PM GMT, DW - Q4 2013 Drew Industries Incorporated Earnings Conference Call

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

There clearly will be some additional overtime. Again, it's a combination of just the natural rise in the business requests and orders as well as making up some of the lost production days. If you think about our sales, the way we are running, it's probably about give or take $4 million or $5 million a day. And if you lose a few shipping days, that's the impact. We do have to make that up in terms of shipping and production days.

Now, there will be some impact of overtime, to get at your question. But we, again, we do not anticipate that it will be too significant here on the first-quarter results.

Jason Lippert - Drew Industries Incorporated - CEO and Director

Moreover, the business was looking very strong coming into January and February anyway. We have had manufacturers talking about working Saturdays before the weather hit. And for that to happen this early in the selling season -- the first six months are generally the strongest, and for that to happen this early compared to prior years, that just tells you how strong the OEMs feel the business is and the dealers feel the business is. Typically, we wouldn't see Saturdays until late March or April in the past; and we were seeing it starting in February without the weather. So that kind of gives you an idea of how bullish the OEMs and the dealers are on the RV business right now.

Alvin Concepcion - Citigroup - Analyst

Great. That helps a lot. Thank you.

Operator

(Operator instructions).

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

No more questions?

Operator

We have no further questions at this time. I would now like to turn the call back over to Mister Jason Lippert for closing remarks.

Jason Lippert - Drew Industries Incorporated - CEO and Director

Everybody, we appreciate your time, and we look forward to talking to you at the first-quarter 2014 earnings call. Thanks again.

Operator

Thank you. Ladies and gentlemen, thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Good day.

Editor

This transcript contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's Common Stock and other matters. Statements in this transcript that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

FEBRUARY 13, 2014 / 04:00PM GMT, DW - Q4 2013 Drew Industries Incorporated Earnings Conference Call

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in forward-looking statements. These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel-based components and aluminum) and other components, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, availability and costs of labor, employee retention, inventory levels of retail dealers and manufacturers, levels of repossessed products for which we sell our components, changes in zoning regulations for manufactured homes, seasonality and cyclicality in the industries to which we sell our products, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the pace of and successful integration of acquisitions, realization of efficiency improvements, the successful entry into new markets, the costs of compliance with increased governmental regulation, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, and in our subsequent filings with the Securities and Exchange Commission. We disclaim any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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